PO Box 17100,
3500 HG Utrecht
The Netherlands

Rabobank

Office Address:
Rabobank International
Investment Banking Services
Derivatives Confirmations
OTC-Derivatives UC-O-356
Croeselaan 18, 3521 CB
Utrecht, The Netherlands
Swift code RABONL2UXXX

Facsimile

To:	LIMONEIRA COMPANY
Attn:	ATTN: DON DELMATOFF, VP FINANCE
Fax No:	001 805 525 8211
From:	RABOBANK INTERNATIONAL, UTRECHT
Contact:	Derivatives Documentation
Tel No:	INTL +31 30 213 0675
Fax No:	INTL +31 30 216 6928
Email:	fm.nl.utrecht.GFMDerivativesConfirmations@rabobank.com
Date:	21 August 2008
Trade Type:	Swap
Trade Ref. No.:	**08N01284 / 114140**

Dear Sir or Madam:
Please see the attached Confirmation for the above referenced transaction. We would be very grateful if you could sign and return this by fax to +31 30 216 6928 to the attention of Derivative Confirmations at your earliest convenience. If you have any queries, please do not hesitate to contact us on the above number.
No hard copy will follow this fax Confirmation. If you require a hardcopy of this Confirmation please contact us on the above telephone number at your earliest convenience.
The information contained in this fax message is intended for the personal and confidential use of the recipients named above. If the reader of this message is not the intended recipient, or the person responsible for delivering it to the intended recipient, please note that any review, dissemination, distribution or copying of this message is strictly prohibited. If you have received this communication in error, please notify the sender by telephone and destroy this facsimile message immediately. Thank you.

PO Box 17100,
3500 HG Utrecht
The Netherlands

Rabobank
Office Address:
Rabobank International
Investment Banking Services
Derivatives Confirmations
OTC-Derivatives UC-O-356
Croeselaan 18, 3521 CB
Utrecht, The Netherlands
Swift code RABONL2UXXX

21 August 2008
To: LIMONEIRA COMPANY
ATTN: DON DELMATOFF, VP FINANCE
1141 CUMMINGS ROAD
SANTA PAULA CA-93060
UNITED STATES
Tel: 001 805 525 5541
Fax: 001 805 525 8211

From: RABOBANK INTERNATIONAL, UTRECHT
Attn: Derivatives Documentation
Tel: INTL +31 30 213 0675
Fax: INTL +31 30 216 6928

Re: Swap Our Ref. No. 08N01284/114140

CONFIRMATION OF A SWAP TRANSACTION

The purpose of this letter agreement is to set forth the terms and conditions of the swap transaction traded between RABOBANK INTERNATIONAL, UTRECHT ("Rabobank") registered trading name of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. and LIMONEIRA COMPANY, SANTA PAULA ("Counterparty") on the trade date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

Notwithstanding anything to the contrary in the Agreement, the definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. To the extent that there is any inconsistency between those Definitions and Provisions and this Confirmation, this Confirmation will govern. For the purposes of the Definitions, all references to a "Transaction" in this Confirmation shall also be deemed to be references to a "Swap Transaction".

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of an ISDA Master Agreement, with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained in or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to an ISDA Master Agreement (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us shall supplement, form part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and USD as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for purposes of this Swap Transaction.

Rabobank's recourse in the Transaction referred to in this Confirmation shall not be limited in any way unless specifically agreed to in writing by Rabobank to the contrary.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	19 Aug 2008
Effective Date:	01 October 2008
Termination Date:	30 June 2013
Notional Amount:	USD 22,000,000.00
Calculation Agent:	Rabobank, unless otherwise specified in the Agreement.
Broker:	None

Floating Amounts:

Floating Rate Payer:	Rabobank
Floating Rate Payer Payment Date(s):	Commencing on 01 November 2008, and then every 1 month thereafter on the 1st day of the month to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Period End Date(s):	No Adjustment applies.
Floating Rate Option:	USD-LIBOR-BBA
Floating Rate for initial Calculation Period:	To be set
Designated Maturity:	1 month
Spread:	None
Day Count Fraction:	Actual/360
Reset Date(s):	The first day of each relevant Calculation Period.
Compounding:	Inapplicable
Business Days:	NEW YORK, LONDON

Fixed Amounts:

Fixed Rate Payer:	Counterparty
Fixed Rate Payer Payment Date(s):	Commencing on 01 November 2008, and then every 1 month thereafter on the 1st day of the month to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Period End Date(s):	No Adjustment applies.
Fixed Rate:	4.25 per cent
Day Count Fraction:	Actual/360
Fixed Amount for initial Calculation Period:	USD 80,513.88
Business Days:	NEW YORK, LONDON
Compounding:	Inapplicable

Early Termination:

Optional Early Termination:	Applicable
Option Style:	European
Business Days for Payments:	NEW YORK, LONDON
Exercise Business Day:	NEW YORK, LONDON
Calculation Agent:	Rabobank, unless otherwise specified in the Agreement.

Procedure for Exercise:

Expiration Date:	The date that is five (5) Exercise Business Days preceding the Cash Settlement Payment Date.
Earliest Exercise Time:	9:00 a.m. in the location of the relevant Financial Centre of

the Currency of this Transaction

Expiration Time:	11:00 a.m. New York time
Partial Exercise:	Inapplicable
Multiple Exercise:	Inapplicable
Written Confirmation of Exercise:	Applicable, (failure to provide will not in any way affect the validity of any telephonic exercise).

Settlement Terms:

Cash Settlement:	Applicable
Cash Settlement Valuation Time:	11:00 a.m. New York time
Cash Settlement Valuation Date:	The date that is two (2) Valuation Business Days preceding the Cash Settlement Payment Date
Valuation Business Days:	NEW YORK, LONDON
Cash Settlement Payment Date:	15 December 2008
Business Day Convention for Cash Settlement Payment Date:	Modified Following
Cash Settlement Method:	Cash Price
Settlement Rate:	Reference Banks
Cash Settlement Reference Banks:	To be mutually agreed five (5) Exercise Business Days preceding the Cash Settlement Payment Date
Quotation Rate:	mid

Other Provisions:

For the purposes of this Transaction, the provisions of Section 6(e)(ii) of the ISDA Form will apply and the following shall constitute an Additional Termination Event: If the parties fail to negotiate, execute and deliver an agreement in the form of the ISDA Form with agreed Schedule thereto, on or before 30 calendar days after the Trade Date of this Transaction. For the purposes of this Additional Termination Date, there is one Affected Party and Counterparty shall be the Affected Party and Market Quotation shall apply.

Additional Representations. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a re commendation to enter into that Transaction; it being understood that information and explanations relating to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for an adviser to it in respect of that Transaction.

Account Details:

Account for payments to Rabobank:
USD

JP MORGAN CHASE BANK - NEW YORK
SWIFT: CHASUS33XXX
A/C: 001 1 627312 ABA: 021000021
FO: RABOBANK INTERNATIONAL
UTRECHT BRANCH
SWIFT: RABONL2UXXX

Account for payments to Counterparty:
USD

Please provide

Offices:

Rabobank
Trading Location

The Office of Rabobank for this Transaction is UTRECHT; *and* Transaction is originated by our trader located in: Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch

Counterparty

The Office of LIMONEIRA COMPANY for this Transaction is SANTA PAULA.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it by fax to INTL +31 30 216 6928 to the attention of Derivative Confirmations.
If you have any queries with this Confirmation please do not hesitate to contact us on the telephone number shown on the front page of this Confirmation.
We are very pleased to have executed this Transaction with you.

RABOBANK INTERNATIONAL, UTRECHT
registered trading name of
Coöperatieve Centrale Raiffeisen Boerenleenbank B.A.

By:
Name: Richard Jorsling
Title: GFM Operations

By:
Name:
Title: Robil Gergin
GFM Operations

Confirmed as of the date first written above:

LIMONEIRA COMPANY, SANTA PAULA

By:
Name:
Title:

By:
Name: DON DELMATOFF
Title: CFO

Ref. No. 08N01284/114140